Exhibit 10.4

EXECUTION VERSION

INTERNATIONAL GUARANTY AND SECURITY AGREEMENT

Dated as of

September 26, 2014,

among

HILL INTERNATIONAL N.V.,

HILL INTERNATIONAL, INC.,

certain Subsidiaries of HILL INTERNATIONAL, INC.
from time to time party hereto

and

SOCIÉTÉ GÉNÉRALE,

As Administrative Agent and International Collateral Agent

i

Schedules

Schedule I	Equity Interests; Pledged Debt Securities
Schedule II	U.S. Copyrights Owned by Grantor; Patents Owned by Grantors; Trademarks/Trade Names Owned by Grantors
Schedule III	Filing Offices
Schedule IV	Filing Information
Schedule V	Locations of Collateral
Schedule VI	Deposit Accounts
Schedule VII	Letter of Credit Rights and Chattel Paper
Schedule VIII	Real Property
Schedule IX	Intercompany Indebtedness

Exhibits

Exhibit A	Form of Supplement

ii

INTERNATIONAL GUARANTY AND SECURITY AGREEMENT, dated as of September 26, 2014, among HILL INTERNATIONAL N.V., a Dutch limited liability company (the “International Borrower”), HILL INTERNATIONAL, INC., a Delaware corporation (the “Parent”), certain subsidiaries of the Parent from time to time party hereto, and SOCIÉTÉ GÉNÉRALE, in its respective capacities as Administrative Agent and International Collateral Agent.

The International Borrower, the Parent certain other International Loan Parties, the Lenders, the Administrative Agent and the International Collateral Agent entered into the Credit Agreement, dated as of September 26, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “International Credit Agreement”), pursuant to which the Lenders have agreed to extend credit to the International Borrower pursuant to, and upon the terms and conditions specified therein.  The obligations of the Lenders to extend credit to the International Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor and Grantor.  Each Guarantor and Grantor will derive substantial benefits from the extension of credit to the International Borrower pursuant to the International Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.                                        International Credit Agreement.

(a)                           Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the International Credit Agreement.  All capitalized terms defined in the UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein.  All references to the Uniform Commercial Code shall mean the UCC unless the context requires otherwise.

(b)                           The rules of construction specified in Section 1.5 of the International Credit Agreement also apply to this Agreement.

SECTION 1.02.                                        Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 3.06(d).

“Bankruptcy Default” means an Event of Default of the type described in Section 9.1(e) of the International Credit Agreement.

“Claiming Guarantor” has the meaning assigned to such term in Section 5.02.

“Collateral” means, collectively, the International First Lien Collateral, the U.S. Revolver First Lien Collateral and the Term Loan First Lien Collateral.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the International Collateral Agent, between the International Collateral Agent and any third party (including any bailee, consignee, customs broker or other similar Person) in possession of any Collateral or any landlord of any Grantor for any real Property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated or otherwise modified from time to time.

“Contributing Guarantor” has the meaning assigned to such term in Section 5.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of any Grantor) under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations, renewals, extensions and pending applications for registration in the United States Copyright Office (or any successor office), including those copyrights listed on Schedule II, and (c) all causes of action arising prior to, on or after the date hereof for infringement of any Copyright or unfair competition regarding the same and all other rights whatsoever accruing thereunder or pertaining thereto.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now owns or hereafter acquires.

“Excluded Collateral” means:

(a)                                 solely in respect of the Term Loan First Lien Collateral and the U.S. Revolver First Lien Collateral, Investment Property consisting of voting Equity Interests of any direct Foreign Subsidiary of the Parent in excess of 65% of the Equity Interests representing the total combined voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote;

(b)                                 as to which the International Collateral Agent and the International Borrower reasonably determine that the costs of obtaining a Lien in any specifically identified Property or category of Property (or perfecting the same) are excessive in relation to the benefit to the International Secured Parties of the Lien afforded thereby;

(c)                                  any Property or Equity Interests of a Grantor in any Immaterial Subsidiary or Excluded Subsidiary and any Property or Equity Interests of Hill International (Syria) LLC;

(d)                                 any Property of the Parent located in Qatar;

(e)                                  any permit, consent or license issued by a Governmental Authority to any Grantor or any agreement to which any Grantor is a party, in each case, only to the extent and for so long as the terms of such permit, consent, license or agreement or any Requirement of Law applicable thereto, validly prohibit the creation by such Grantor of a Lien in such permit, consent, license or agreement in favor of the International Collateral Agent or provide that the International Collateral Agent may not validly possess a security interest therein (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity), and furthermore in the case of any such agreement, only to the extent that the relevant Grantor is not able using commercially reasonable efforts to obtain a waiver of or otherwise negate the prohibition of the creation of such a Lien; and

(f)                                   any direct Proceeds, substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute Excluded Collateral.

Furthermore, no term used in the definition of Collateral (or any component definition thereof) shall be deemed to include, and no representations, warranties or covenants shall be deemed to apply to, any Excluded Collateral.

“Fair Market Value” means, with respect to any Property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Parent’s board of directors.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.05.

“Fraudulent Conveyance” has the meaning assigned to such term in Section 2.01.

“Grantors” means those Persons identified on Annex I hereto as a Grantor and any other Person (other than an Immaterial Subsidiary or an Excluded Subsidiary) that becomes a party to this Agreement as a Grantor from time to time pursuant to Section 6.14 or the terms of the International Credit Agreement.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Guarantors” means those Persons identified on Annex I hereto as a Grantor and any other Person (other than an Immaterial Subsidiary or an Excluded Subsidiary) that becomes a party to this Agreement as a Grantor from time to time pursuant to Section 6.14 or the terms of the International Credit Agreement.

“Intellectual Property” means all intellectual and similar Property of any Grantor of every kind and nature now owned or hereafter acquired by such Grantor, including all of the following that are owned or hereafter acquired by such Grantor: (i) Patents, Copyrights, Licenses and Trademarks, (ii) all inventions, processes, production methods, trade secrets, confidential or proprietary technical and business information, know how and databases and all other proprietary information, (iii) Domain Names, (iv) all improvements with respect to any of the foregoing, and (v) all causes of action, claims, and warranties now or hereafter owned or a acquired by any Grantor with respect of any of the foregoing.

“International Borrower” has the meaning assigned to such term in the preamble.

“International Credit Agreement” has the meaning assigned to such term in the preamble.

“International First Lien Collateral” has the meaning assigned to such term in Section 3.01(c).

“International Pledged Collateral” means (a) the International Pledged Stock, (b) the International Pledged Debt Securities, (c) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other Property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05, all rights of such Grantor with respect to the securities and other Property referred to in clauses (a), (b) and (c) above, and (e) all Proceeds of any of the foregoing.

“International Pledged Debt Securities” means, excluding any U.S. Pledged Debt Securities, (a) the debt securities and promissory notes held by any Grantor on the date hereof (including all such debt securities and promissory notes listed opposite the name of such Grantor on Schedule I), (b) any debt securities or promissory notes in the future issued to such Grantor and (c) any other instruments evidencing the debt securities described above, if any.

“International Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the International Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any International Pledged Collateral.

“International Pledged Stock” means, excluding any U.S. Pledged Stock, (a) (i) the Equity Interests owned, directly or indirectly, by the Parent on the date hereof of its Wholly-Owned Subsidiaries (as listed on Schedule I) and (ii) thereafter, any other Equity Interest obtained in the future by the Parent or any of its Subsidiaries in any direct or indirect Wholly-Owned Subsidiaries of the Parent, and (b) the certificates, if any, representing all such Equity Interests.

“International Secured Obligations” means all obligations of every nature of each International Loan Party from time to time owed to the Lenders, the Agents, L/C Issuers, Indemnitees, Secured Hedging Counterparties, in each case arising under the International Loan Documents or the Secured Hedging Agreements, as applicable, whether for principal, premium, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such International

Loan Party is the International Borrower, all Loans and L/C Obligations, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such International Loan Party under any International Loan Document.  Notwithstanding the foregoing, (i) unless otherwise agreed to by International Borrower and any applicable Secured Hedging Counterparty, the obligations of the International Loan Parties under any such Secured Hedging Agreement shall be secured and guaranteed pursuant to the International Loan Documents only to the extent that, and for so long as, the other International Secured Obligations are so secured and guaranteed, (ii) any release of Property subject to a Lien under the International Loan Documents or Guarantors effected in the manner permitted by this Agreement and any other International Loan Document shall not require the consent of any Secured Hedging Counterparty and (iii) the International Secured Obligations shall not include any Excluded Swap Obligations.

“International Secured Parties” means, collectively, the Lenders, the L/C Issuers, the Lead Arranger, the Agents, any Secured Hedging Counterparty, each other Indemnitee and any other holder of any International Secured Obligation thereunder, and shall include all former Agents, L/C Issuers and Lenders to the extent that any International Secured Obligation owing to such Persons thereunder were incurred while such Persons were Agents, L/C Issuers or Lenders, as applicable, and such International Secured Obligation have not been paid or satisfied in full.

“Investment Property” means (a) all “investment property” as such term is defined in the UCC and (b) whether or not constituting “investment property” as so defined, all Pledged Debt Securities and U.S. Pledged Stock.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

“NBAD Facility” means the Overdraft Facility and Letters of Guarantee between National Bank of Abu Dhabi and Hill International, Inc. with Loan Number CBGMNC/12/07 that is collateralized by certain Receivables.

“New Subsidiary” has the meaning assigned to such term in Section 6.14(a).

“Patent License” means any written agreement, now or hereafter in effect, granting to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of any Grantor) any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Pledged Collateral” means the International Pledged Collateral and the U.S. Pledged Collateral, or any or all of them, as the case may be.

“Pledged Securities” means the International Pledged Securities and the U.S. Pledged Securities, or any or all of them, as the case may be.

“Pledged Stock” means the International Pledged Stock and the U.S. Pledged Stock, or any or all of them, as the case may be.

“Patents” means all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor), including those listed on Schedule II, (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use or sell the inventions disclosed or claimed therein and (c) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, all damages and payments for past or present future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Real Property Documents” has the meaning assigned to such term in Section 3.03(f).

“Receivables” means all of any Grantor’s “accounts”, as such term is defined in Section 9-102(a)(2) of the UCC, contract rights, instruments (including those evidencing indebtedness owed to such Grantor by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Grantor arising out of or in connection with the sale or lease of inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to an International Secured Party under the International Loan Documents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Act” means the Securities Act of 1933.

“Spanish Banks Facility” means the €5,640,000 Credit Facility among certain financial institutions in Spain and Hill International (Spain) S.A. that is collateralized by a pledge of Hill International (Spain) S.A.’s Equity Interests in Hill International Brasil Participacoes Ltda.

“Term Loan First Lien Collateral” has the meaning assigned to such term in Section 3.01(b).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of any Grantor) any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office), and all extensions or renewals thereof, including those registrations and applications listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby, (c) all other Property, rights and interests that uniquely reflect or embody such goodwill and (d) all causes of action arising prior to or after the date hereof for infringement of any trademark or unfair competition regarding the same.

“U.S. Pledged Collateral” means (a) the U.S. Pledged Stock, (b) the U.S. Pledged Debt Securities, (c) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other Property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05, all rights of such Grantor with respect to the securities and other Property referred to in clauses (a), (b) and (c) above, and (e) all Proceeds of any of the foregoing.

“U.S. Pledged Debt Securities” means (a) the debt securities and promissory notes held by any Grantor domiciled in the United States on the date hereof (including all such debt securities and promissory notes listed opposite the name of such Grantor on Schedule I), (b) any debt securities or promissory notes in the future issued to such Grantor and (c) any other instruments evidencing the debt securities described above, if any.

“U.S. Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the U.S. Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any U.S. Pledged Collateral.

“U.S. Pledged Stock” means (a) (i) the Equity Interests owned by the Parent on the date hereof of its direct Wholly-Owned Subsidiaries (as listed on Schedule I) and (ii) thereafter, any other Equity Interest obtained in the future by such Parent in its direct Wholly-Owned Subsidiaries, and (b) the certificates, if any, representing all such Equity Interests.

“U.S. Revolver First Lien Collateral” has the meaning assigned to such term in Section 3.01(a).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the Liens granted to the International Collateral Agent pursuant to the applicable International Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each International Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

ARTICLE II

Guaranty

SECTION 2.01.                                        Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the International Secured Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the International Secured Obligations of the International Borrower (the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding such extension or renewal.  Each Guarantor waives (to the extent permitted by any Requirement of Law) presentment to, demand of payment from and protest to the International Borrower or any other Grantor of any Guaranteed Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  Each Guarantor hereby further jointly and severally agrees that if the International Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement, and any Liens granted hereunder by each Guarantor to secure the obligations and liabilities arising pursuant to this Agreement, not constitute a “Fraudulent Conveyance” (as defined below).  Consequently, each Guarantor agrees that if this Agreement, or any Liens securing the obligations and liabilities arising pursuant to this Agreement, would, but for the application of this sentence and taking into account the provisions of Section 5.02, constitute a Fraudulent Conveyance, this Agreement and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Agreement or such Lien to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

SECTION 2.02.                                        Guaranty of Payment.  Each Guarantor further agrees that its guarantee hereunder constitutes a guaranty of payment when due and payable and not of collection, and waives any right (except such as shall be required by any Requirement of Law and cannot be waived) to require that any resort be had by the Administrative Agent or any other International Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any Deposit Account or credit on the books of the Administrative Agent or any other International Secured Party in favor of the International Borrower or any other person.

SECTION 2.03.                                        No Limitations, Etc.

(a)                           Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 6.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise, other than the defense that no payment Event of Default has occurred and is continuing.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i)                                     the failure of the Administrative Agent or any other International Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any International Loan Document or otherwise;

(ii)                                  any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any International Loan Document (other than pursuant to the terms of a waiver, amendment, modification or release of such International Loan Document in accordance with the terms thereof) or any other agreement, including with respect to the release of any other Guarantor under this Agreement and so long as any such amendment, modification or waiver of any International Loan Document is made in accordance with Section 11.1 of the International Credit Agreement;

(iii)                               the release of, or any impairment of or failure to perfect any Lien on any security held by the Administrative Agent or any other International Secured Party for the Guaranteed Obligations;

(iv)                              any proceeding by any of the International Secured Parties against the International Borrower or any other International Loan Party or any other Person or in respect of any collateral for any of the Guaranteed Obligations, or the exercise by any of the International Secured Parties of any of their rights, remedies, powers and privileges under the International Loan Documents, regardless of whether any of the International Secured Parties shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

(v)                                 any application by any of the International Secured Parties of the proceeds of any other Guaranteed Obligation of or insurance for any of the Guaranteed Obligations to the payment of any of the Guaranteed Obligations other than the defense that no payment Event of Default has occurred and is continuing;

(vi)                              any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(vii)                           any release of any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations;

(viii)                        any settlement, compromise, release, liquidation or enforcement by any of the International Secured Parties of any of the Guaranteed Obligations;

(ix)                              any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Scheduled Maturity Date);

(x)                                 any illegality, lack of validity or lack of enforceability of any of the Guaranteed Obligations;

(xi)                              any change in the corporate existence, structure or ownership of the International Borrower or any other International Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the International Borrower or any other International Loan Party or its Property or any resulting release or discharge of any of the Guaranteed Obligations;

(xii)                           the existence of any claim, set-off, counterclaim or other rights that any Guarantor may have at any time against the International Borrower or any other International Loan Party, the Administrative Agent, the International Collateral Agent, any other International Secured Party or any other Person, whether in connection with the International Credit Agreement, the other International Loan Documents or any unrelated transaction;

(xiii)                        this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the date hereof;

(xiv)                       the fact that any Person that, pursuant to the International Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the International Secured Parties;

(xv)                          the Guaranteed Obligations having been divided among any other Guarantor of the Guaranteed Obligations, such that any Guarantor’s obligation would be less than the full amount claimed;

(xvi)                       the entering into any other transaction or business dealings with the International Borrower or any other International Loan Party or any other Person;

(xvii)                    the enactment of any exchange controls by the United States or the jurisdiction of any Guarantor or any Governmental Authority thereof, or the occurrence of any adverse political or economic development in the United States or the jurisdiction of any Guarantor;

(xviii)                 any action permitted or authorized hereunder;

(xix)                       any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, the International Collateral Agent, any International Secured Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the International Borrower or any other International Loan Party or any other guarantor or surety (other than the occurrence of the Scheduled Maturity Date); or

(xx)                          all or any combination of the actions set forth in this Section 2.03.

Each Guarantor expressly authorizes the Administrative Agent, in accordance with the International Credit Agreement and any Requirements of Law, to take and hold security from any other Person for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)                           To the fullest extent permitted by any Requirement of Law, each Guarantor waives any defense (other than payment or performance of the Guaranteed Obligations except for any contingent obligations in full, or the defense that no payment Event of Default has occurred and is continuing) based on or arising out of any defense of the International Borrower or any other International Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the International Borrower or any other International Loan Party, other than the occurrence of the Scheduled Maturity Date.  The Administrative Agent and the other International Secured Parties may, in accordance with the International Credit Agreement and any Requirement of Law, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the International Borrower or any other Grantor or exercise any other right or remedy available to them against the International Borrower or any other International Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Scheduled Maturity Date has occurred.  To the fullest extent permitted by any Requirement of Law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to any Requirement of Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the International Borrower or any other International Loan Party, as the case may be, or any security.

SECTION 2.04.                                        Reinstatement.  Each Guarantor agrees that its guaranty hereunder shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time and for any reason payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other International

Secured Party whether upon the bankruptcy or reorganization of the International Borrower, any other International Loan Party, or otherwise, notwithstanding the occurrence of the Scheduled Maturity Date.

SECTION 2.05.                                        Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other International Secured Party have at law or in equity against any Guarantor by virtue hereof, upon the failure of the International Borrower or any other International Loan Party to pay any Guaranteed Obligation when and as the same shall become due and payable, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby jointly and severally promises to and will promptly pay, or cause to be paid, to the Administrative Agent for distribution to the International Secured Parties in cash the amount of such unpaid Guaranteed Obligation (other than payment of any contingent obligations).  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the International Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article V.

SECTION 2.06.                                        Information.  Each Guarantor assumes all responsibility for being and keeping itself reasonably informed of the International Borrower’s and each other International Loan Party’s financial condition and Property and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other International Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07.                                        Instrument for the Payment of Money.  Each Guarantor hereby acknowledges that the guarantee in this Article 2 constitutes an instrument for the payment of money and irrevocably waives any claim or defense that such guarantee does not qualify as the subject of a motion-action under New York CPLR Section 3213.

ARTICLE III

Grant of Lien

SECTION 3.01.                                        Liens.

(a)                           Each Grantor domiciled in the United States hereby pledges and grants to the International Collateral Agent (and its successors and permitted assigns), for the ratable benefit of the International Secured Parties, as security for the payment or performance, as the case may be, in full when due (whether at stated maturity, by acceleration or otherwise) of the International Secured Obligations (other than contingent obligations), a second priority Lien in all right, title or interest in or to any and all of the following Property in each case whether tangible or intangible, wherever located, and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (but excluding any Excluded Collateral, the International First Lien Collateral and Term Loan First Lien Collateral), collectively, the “U.S. Revolver First Lien Collateral”:

(i)                                     all Receivables of such Grantors;

(ii)                                  each Deposit Account, Securities Account and Commodity Account in which the proceeds of such Receivables are deposited; and

(iii)                               to the extent not otherwise included, all proceeds, all accessions to and substitutions and replacements for and products of any and all of the foregoing and all offsprings, rents profits and products of any of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

(b)                           Each Grantor domiciled in the United States hereby pledges and grants to the International Collateral Agent (and its successors and permitted assigns), for the ratable benefit of the International Secured Parties, as security for the payment or performance, as the case may be, in full when due (whether at stated maturity, by acceleration or otherwise) of the International Secured Obligations (other than contingent obligations), a second priority Lien in all right, title or interest in or to any and all of the following Property in each case whether tangible or intangible, wherever located, and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (but excluding any Excluded Collateral and, until the U.S. Revolving Credit Termination Date (upon which the International Collateral Agent shall be deemed to have been granted a first priority Lien in such Property), any of the following Property that would constitute U.S. Revolver First Lien Collateral), collectively, the “Term Loan First Lien Collateral”:

(i)                                     all Accounts, including all Receivables of such Grantors;

(ii)                                  each Deposit Account, Securities Account and Commodity Account in which the proceeds of such Receivables are deposited;

(iii)                               all other Deposit Accounts, Securities Accounts and Commodity Accounts, including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(iv)                              all Chattel Paper;

(v)                                 all Documents;

(vi)                              all Equipment;

(vii)                           all General Intangibles;

(viii)                        all Goods;

(ix)                              all Instruments, including all U.S. Pledged Securities;

(x)                                 all Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(xi)                              all U.S. Pledged Collateral;

(xii)                           all Intellectual Property;

(xiii)                        all Records and all books and records pertaining to the Collateral;

(xiv)                       all letters of credit under which such Grantor is the beneficiary and Letter of Credit Rights;

(xv)                          all Supporting Obligations;

(xvi)                       all cash and cash equivalents;

(xvii)                    all other personal Property whatsoever of such Grantor;

(xviii)                 all owned or leased real Property of such Grantor set forth in Schedule VIII;

(xix)                       the Indebtedness of certain Subsidiaries of the Parent existing as of the date hereof and owing to the Parent, as set forth in Schedule IX; and

(xx)                          to the extent not otherwise included, all Proceeds, all accessions to and substitutions and replacements for and products of any and all of the foregoing and all offsprings, rents profits and products of any of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

(c)                            Each Grantor domiciled in a jurisdiction other than the United States and the Parent (solely in respect of such collateral referred to in clause (c)(ix) and (c)(xi)) hereby pledges and grants to the International Collateral Agent (and its successors and permitted assigns), for the ratable benefit of the International Secured Parties, as security for the payment or performance, as the case may be, in full when due (whether at stated maturity, by acceleration or otherwise) of the International Secured Obligations (other than contingent obligations), a first priority Lien in all right, title or interest in or to any and all of the following Property in each case whether tangible or intangible, wherever located, and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (but excluding any Excluded Collateral, Term Loan First Lien Collateral and U.S. Revolver First Lien Collateral); all of the foregoing collectively, the “International First Lien Collateral”, it being understood that any Property subject to the Lien of the International Borrower Dutch First Ranking Deed of Pledge, the International Borrower Dutch Second Ranking Deed of Pledge, the Parent Dutch Deed of Pledge, the BVI Deed of Pledge, or the English Subsidiary Debenture shall be deemed to be “International First Lien Collateral” for purposes of Article IV and the Intercreditor Agreement (to the extent that such definition is used therein), and, in the event of any inconsistency between this Agreement and any such instrument, it is the intent of the parties that all such agreements and instruments be construed together so as to provide the maximum rights and benefits to the International Secured Parties:

(i)                                     all Accounts, including all Receivables of such Grantors;

(ii)                                  each Deposit Account, Securities Account and Commodity Account in which the proceeds of such Receivables are deposited;

(iii)                               all other Deposit Accounts and Securities Accounts, including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(iv)                              all Chattel Paper;

(v)                                 all Documents;

(vi)                              all Equipment;

(vii)                           all General Intangibles;

(viii)                        all Goods;

(ix)                              all Instruments, including all International Pledged Securities;

(x)                                 all Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(xi)                              all International Pledged Collateral;

(xii)                           all Intellectual Property;

(xiii)                        all Records and all books and records pertaining to the Collateral;

(xiv)                       all letters of credit under which such Grantor is the beneficiary and Letter of Credit Rights;

(xv)                          all Supporting Obligations;

(xvi)                       all cash and cash equivalents;

(xvii)                    all other personal Property whatsoever of such Grantor;

(xviii)                 all owned or leased real Property of such Grantor; and

(xix)                       to the extent not otherwise included, all Proceeds, all accessions to and substitutions and replacements for and products of any and all of the foregoing and all offsprings, rents profits and products of any of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

(d)                           Each Grantor hereby authorizes the International Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or words of similar effect (subject to the

Excluded Collateral or other limitations contained herein), and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real Property to which such Collateral relates.  Each Grantor agrees to provide such information to the International Collateral Agent promptly upon written request.  The International Collateral Agent agrees, upon request by the International Borrower and at the International Borrower’s expense, to promptly furnish copies of such filings to the International Borrower.

(e)                            The International Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Liens granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the International Collateral Agent as secured parties.  The International Collateral Agent agrees, upon request by the International Borrower and at the International Borrower’s expense, to promptly furnish copies of such filings to the International Borrower.

(f)                             The Liens granted hereunder are granted as security only and, except as otherwise required by any Requirement of Law, shall not subject the International Collateral Agent or any other International Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.  Nothing contained in this Agreement shall be construed to make the International Collateral Agent or any other International Secured Party liable as a member of any limited liability company or as a partner of any partnership, neither the International Collateral Agent nor any other International Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership.  The parties hereto expressly agree that, unless the International Collateral Agent shall become the owners of Pledged Collateral consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the International Collateral Agent, any other International Secured Party, any Grantor or any other Person.

SECTION 3.02.                                        Representations and Warranties.  Each International Loan Party represents and warrants to the Administrative Agent, the International Collateral Agent and the International Secured Parties that:

(a)                           In executing and delivering this Agreement, each International Loan Party has (i) full and complete access to the International Loan Documents and any other documents executed in connection with the International Loan Documents; and (ii) not relied and will not rely upon any representations or warranties of any International Secured Party not embodied herein or any acts heretofore or hereafter taken by any International Secured Party (including any review by any International Secured Party of the affairs of any International Loan Party).

(b)                           Each Grantor has sole beneficial ownership of the Collateral and good and valid rights in and title to the Collateral with respect to which it has purported to grant a Lien hereunder, has full power and authority to grant to the International Collateral Agent (for the ratable benefit of the International Secured Parties to the extent herein provided), the Liens in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (i) the Liens created or provided for herein and the U.S. Guaranty and Security Agreement and (ii) in the case of any Pledged Collateral, Pledged Securities or Receivables purported to constitute Collateral, the Liens of the type described in clause (a)(i) or (b) of the definition of Customary Permitted Liens, any Liens pursuant to the NBAD Facility or the Spanish Banks Facility, and any Liens incurred pursuant to Section 8.2(g) or (m) under the International Credit Agreement, and, in the case of any other Collateral, Permitted Liens.

(c)                            (i) Financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the International Collateral Agent based upon the information provided to the International Collateral Agent and the International Secured Parties by the Grantors for filing in each governmental, municipal or other office specified on Schedule III hereof (or specified by notice from the International Borrower to the International Collateral Agent after the date hereof in the case of filings, recordings or registrations required by Section 7.12 of the International Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Liens in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the date hereof (or after the date hereof, in the case of filings, recordings or registrations required by Section 7.12 of the International Credit Agreement) to publish notice of and protect the validity of and to establish a legal, valid and perfected Lien in favor of the International Collateral Agent (for the ratable benefit of the International Secured Parties to the extent provided herein) in respect of all Collateral in which such Lien may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under any Requirement of Law with respect to the filing of continuation statements; and (ii) notwithstanding the foregoing, each Grantor represents and warrants that a fully executed agreement in the form hereof or, alternatively, each applicable short form security agreement in form and substance satisfactory to the International Collateral Agent, and containing a description of all Collateral consisting of Intellectual Property that is material to the conduct of such Grantor’s business with respect to United States Patents and United States federally registered Trademarks (and Trademarks for which United States federal registration applications are pending) and United States federally registered Copyrights has been or will be delivered to the International Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable to protect the validity of and to establish a legal, valid and perfected Lien in favor of the International Collateral Agent) in respect of all such Collateral in which a Lien may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than filings described in Section 3.02(c)(i), and other than such actions as are necessary to perfect the Liens with respect to any Collateral consisting of United States Patents, United States federally registered Trademarks and United States federally registered Copyrights (and applications therefor) that are material to the conduct of such Grantor’s business and that are acquired or developed after the date hereof).

(d)                           The Liens granted hereunder constitute (i) a legal and valid Lien in all Collateral securing the payment and performance of the International Secured Obligations, (ii) subject to the filings described in Section 3.02(c), a perfected Lien in all Collateral in which a Lien may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code, (iii) subject to the filings described in Section 3.02(c), a Lien that shall be perfected in all Collateral in which a Lien may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the 3-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the 1-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205, and (iv) subject to the execution and delivery of any Real Property Documents, a perfected Lien in all Collateral consisting of any owned or leased real Property.  The Liens granted hereunder are prior to any other Lien on any of the Collateral, other than (i) the Liens created or provided for herein and the U.S. Guaranty and Security Agreement and (ii) in the case of any Pledged Collateral, Pledged Securities or Receivables purported to constitute Collateral, the Liens of the type described in clause (a)(i) or (b) of the definition of Customary Permitted Liens, the Liens pursuant to the NBAD Facility or the Spanish Banks Facility, and any Liens incurred pursuant to Section 8.2(g) or (m) under the International Credit Agreement, and, in the case of any other Collateral, Permitted Liens.

(e)                            Schedule I correctly sets forth as of the date hereof the names of the holders of each of the Equity Interests of the issuer thereof represented by the Pledged Stock and the ownership percentage of each such holder, and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.

(f)                             The Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock issued by a corporation, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other loss affecting creditors’ rights generally and general principles of equity or at law.

(g)                            Subject to the Intercreditor Agreement, each Grantor has delivered to the International Collateral Agent, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all stock certificates, instruments, notes, other certificated securities, other Collateral and all certificates, instruments and other writings evidencing the same in its possession as of the date hereof.

(h)                           Schedule IV correctly sets forth as of the date hereof (i) the exact legal name of each Grantor, as such name appears in its respective certificate or articles of incorporation or formation, (ii) the jurisdiction of organization of each Grantor, (iii) the mailing address of each Grantor, (iv) the organizational identification number, if any, issued by the jurisdiction of organization of each Grantor, (v) the identity or type of organization of each Grantor and (vi) the Federal Taxpayer Identification Number, if any, of each Grantor.  The International Borrower agrees to update the information required pursuant to the preceding sentence as provided in Section 6.1(e) of the International Credit Agreement.

(i)                               No Grantor has (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (b) except as specified in Schedule IV, heretofore changed its name, or (c) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.

(j)                              Notwithstanding the foregoing or anything else in this Agreement to the contrary, no representation, warranty or covenant is made with respect to the creation or perfection of a Lien in Collateral consisting of Intellectual Property that is not material to the conduct of the Grantor’s business.

(k)                           Each Grantor represents and warrants that the Trademarks, Patents and Copyrights listed on Schedule II include all United States federal registrations and pending applications for Trademarks, Patents and Copyrights, all as in effect as of the date hereof, that such Grantor owns and that are material to the conduct of its business as of the date hereof.

(l)                               As of the date hereof, all of Grantors’ locations where Collateral constituting Inventory is located are listed on Schedule V.  All of said locations are owned by the Grantors except for locations (i) which are leased by the Grantors as lessees and designated in Part B(ii) of Schedule VI and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part B(iii) of Schedule V.

(m)                       All of such Grantor’s Deposit Accounts are listed on Schedule VI.

(n)                           Schedule VII lists all Letter-of-Credit Rights and Chattel Paper of such Grantor having an individual Fair Market Value in excess of $50,000.

(o)                           Schedule VIII lists all owned real Property of such Grantor (other than any real Property in respect of which the Fair Market Value is less than $1,000,000) and all leased real Property of such Grantor in respect of which monthly basic lease payments are greater than $50,000.

(p)                           With respect to Accounts and Chattel Paper, the information with respect to the Accounts and Chattel Paper (including the names of obligors, amounts owing and due dates) is and will be correctly stated in all material respects in all records of the Grantors relating thereto and in all invoices with respect thereto furnished to the International Collateral Agent by the Grantors from time to time.

SECTION 3.03.                                        Covenants.

(a)                           Each Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Liens of the International Collateral Agent in the Collateral and the priority thereof against any Lien that does not constitute (i) a Lien created or provided for herein and the U.S. Guaranty and Security Agreement or (ii) in the case of any Pledged Collateral, Pledged Securities or Receivables purported to constitute Collateral, a Lien of the type described in clause (a)(i) or (b) of the definition of Customary Permitted Liens, the Liens pursuant to the NBAD Facility or the Spanish Banks Facility, or any Liens incurred pursuant to Section 8.2(g) or (m) under the International Credit Agreement, or, in the case of any other Collateral, a Permitted Lien.

(b)                           Subject to Section 7.12 of the International Credit Agreement, each Grantor agrees to promptly execute and deliver or cause to be executed and delivered, at its own expense, such further instruments as may be appropriate in the reasonable judgment of the International Collateral Agent, to provide the International Collateral Agent a valid (i) first lien security interest for the benefit of the First Lien International Secured Parties and (ii) second lien security interest for the benefit of the Second Lien International Secured Parties in the Collateral and any and all documents (including the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other applicable Requirement of Law, and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time as requested by the International Collateral Agent, in order to grant and maintain in favor of the International Collateral Agent for the benefit of International Secured Parties, the Lien in the Collateral contemplated hereunder and under the other International Loan Documents with the priority required by the International Loan Documents.

(c)                            If any Grantor is not in compliance with its obligations under Section 7.3 of the International Credit Agreement, the U.S. Collateral Agents may at their option, but only following five Business Days’ notice to such Grantor of their intent to do so (unless an Event of Default shall have occurred and be continuing), discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral that do not constitute a Permitted Lien, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the International Credit Agreement, and each Grantor agrees to reimburse the International Collateral Agent within 30 days after demand for any reasonable out-of-pocket payment made or any reasonable out-of-pocket expense incurred by the International Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the International Collateral Agent or any International Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other International Loan Documents.

(d)                           Each Grantor shall remain liable to observe and perform all conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

(e)                            In the case of each Grantor, such Grantor shall, promptly upon obtaining knowledge thereof, give notice to the International Collateral Agent of any Commercial Tort Claim of such Grantor in which the damages being sought exceeds $5,000,000 and shall grant to the International Collateral Agent, for the ratable benefit of the International Secured Parties, a Lien in such Commercial Tort Claim with the priority required by the International Loan Documents. After such grant, such Commercial Tort Claim shall be deemed to constitute Collateral for purposes of this Agreement.

(f)                             Within 30 days after the Closing Date, the Grantors shall use their reasonable best efforts to deliver to the International Collateral Agent a landlord consent and waiver for each lease referred to in Schedule VIII from each relevant landlord in respect of such lease, in form and substance reasonably satisfactory to the International Collateral Agent; provided that such 30-day period may be extended by an additional 60 days in the sole discretion of the International Collateral Agent so long as the International Collateral Agent determines that the Grantors are diligently proceeding to deliver each such landlord consent and waiver.  The Parent shall, together with each Compliance Certificate delivered pursuant to Section 6.1(d) of the International Credit Agreement, deliver to the Administrative Agent and the International Collateral Agent an updated Schedule VIII to the extent that any Grantor has become the owner of any additional real Property (except such additional real Property in respect of which the Fair Market Value is less than $1,000,000) or has entered into any lease for any real Property in respect of which annual basic lease payments are greater than $50,000.  Without derogation of the foregoing, at any time upon the request of the International Collateral Agent, each Grantor shall execute and deliver to the International Collateral Agent, any and all mortgages, financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, supporting documentation, and all other documents relating to any of its real Property (excluding landlord consent and waivers other than as required above pursuant to this Section 3.03(f)), or, if such real Property or the real Property subject to such lease is located in a jurisdiction outside the United States, similar documents deemed appropriate by the International Collateral Agent to obtain the equivalent in such jurisdiction of a Lien on such real Property or lease with the priority required by the International Loan Documents (such documents, “Real Property Documents”) that the International Collateral Agent may request in its reasonable discretion, in form and substance satisfactory to it, to create, perfect and continue perfected or better perfect the Liens in any real Property granted under Section 3.01.

(g)                            Subject to the following sentence, the Grantors will not (i) maintain any Inventory (other than such Collateral in transit) at any location other than those locations listed on Schedule V, (ii) otherwise change, or add to, such locations, or (iii) change their respective principal places of business or chief executive offices from the location identified on Schedule V, without at least ten days prior notice of any new principal place of business or chief executive office or any new location for any of its Inventory.  With respect to any such new location, such Grantor will execute such documents and take such actions as the International Collateral Agent reasonably deem necessary to perfect and protect the Liens granted under the International

Security Documents and, if requested by the International Collateral Agent, will use commercially reasonable efforts to obtain a Collateral Access Agreement for each such location.

(h)                           Receivables.

(i)                   The Grantors will deliver to the International Collateral Agent promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as the International Collateral Agent shall specify.

(ii)                Upon the request of the International Collateral Agent, the Grantors shall take all steps reasonably necessary to grant the International Collateral Agent “control” (within the meaning of set forth in Section 9-105 of the Uniform Commercial Code) of all electronic chattel paper in accordance with the Uniform Commercial Code.

SECTION 3.04.                                        Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the International Collateral Agent to enforce, the Liens granted hereunder in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)                           Instruments.  Upon the occurrence and during the continuation of an Event of Default, if any Grantor shall at any time hold or acquire any Instruments, such Grantor shall promptly endorse, assign and deliver the same to the International Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the International Collateral Agent may from time to time reasonably specify.

(b)                           Investment Property.  If any Grantor shall at any time hold or acquire any certificated securities constituting Pledged Collateral, such Grantor shall promptly endorse, assign and deliver the same to the International Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the International Collateral Agent may from time to time reasonably specify.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof and supplement any prior schedule so delivered; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities and shall not in and of itself result in any Default.  Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.01 shall be physically delivered to the International Collateral Agent in accordance with the terms of the International Loan Documents and endorsed to the International Collateral Agent or endorsed in blank.

(c)                            Liens on Property of Account Debtors.  If at any time any Grantor shall take a Lien in any Property of an Account Debtor or any other Person the value of which equals or exceeds $2,500,000 to secure payment of an Account, such Grantor shall promptly assign such Lien to the International Collateral Agent for the benefit of the International Secured Parties.  Such assignment need not be filed of public record unless necessary to continue the perfected status of such Lien against creditors of and transferees from the Account Debtor or other Person granting such Lien.

(d)                           Letter-of-Credit Rights.  If any Grantor is or becomes the beneficiary of a letter of credit having an individual face amount in an amount in excess of $2,500,000, the applicable Grantor shall promptly, and in any event within ten Business Days after becoming a beneficiary, notify the International Collateral Agent thereof and, if requested to do so by the International Collateral Agent, use commercially reasonable efforts to cause the issuer or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the International Collateral Agent and (ii) agree to direct all payments thereunder to a Deposit Account of the International Collateral Agent or subject to an International Account Control Agreement, all in form and substance reasonably satisfactory to the International Collateral Agent.  Unless requested by the International Collateral Agent following the occurrence and during the continuation of an Event of Default, the actions in the preceding sentence shall not be required to the extent that the amount of any such letter of credit, together with the aggregate amount of all other letters of credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $5,000,000 in the aggregate for all Grantors.

SECTION 3.05.                                        Voting Rights; Dividends and Interest, Etc.  Unless and until an Event of Default shall have occurred and be continuing and, except in the case of a Bankruptcy Default, the International Collateral Agent shall have given the Grantors prior written notice of its intent to exercise its rights under this Agreement or the other International Loan Documents:

(a)                           Each Grantor shall be entitled to exercise any and all voting or other consensual rights and powers inuring to an owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other International Loan Documents and any Requirement of Law and no notice of any such voting or exercise of any consensual rights and powers need be given to the International Collateral Agent.

(b)                           The International Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting or consensual rights and powers it is entitled to exercise pursuant to paragraph (a) above.

(c)                            Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the International Loan Documents and any Requirement of Law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the International Collateral Agent and the International Secured Parties and shall be delivered to the International Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the International Collateral Agent) on or prior to the later to occur of (i) 30 days following the receipt thereof and (ii) the earlier of the date of the required delivery of the Compliance Certificate following the receipt of such items and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the International Collateral Agent may consent).

SECTION 3.06.                                        Additional Covenants Regarding Patent, Trademark and Copyright Collateral.

(a)                           Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will not do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, other than the expiration of such Patent at the end of its natural term, subject to such Grantor’s reasonable business judgment.

(b)                           Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or its sublicensees) will, for each registered Trademark that is material to the conduct of such Grantor’s business, use commercially reasonable efforts to maintain such Trademark registration in full force free from any legally binding determination of abandonment or invalidity of such Trademark registration due to nonuse, subject to such Grantor’s reasonable business judgment.

(c)                            Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, and subject to each Grantor’s reasonable business judgment, each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, and the United States Copyright Office, to maintain and pursue each material application relating to the Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(d)                           Each Grantor agrees that, should it obtain an ownership interest in any Intellectual Property after the date hereof, to the extent that such Intellectual Property would be a part of the Collateral under the terms of this Agreement had it been owned by such Grantor as of the date hereof (“After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby shall automatically become part of the Collateral, subject to the terms and conditions of this Agreement.  Within 90 days after the end of each calendar year (or such longer period as to which the International Collateral Agent may consent), the relevant Grantor shall sign and deliver to the International Collateral Agent an appropriate short form security agreement in form and substance reasonably satisfactory to the International Collateral Agent with respect to all applicable United States federally registered (or application for United States federally registered) After-Acquired Intellectual Property owned by it as of the last day of applicable calendar year, to the extent that such Intellectual Property becomes part of the Collateral and to the extent that it is not covered by any previous short form security agreement so signed and delivered by it.

SECTION 3.07.                                        Collateral Access Agreements.

If requested by the International Collateral Agent, each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased Property, mortgagee of owned Property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Inventory are stored or located.

SECTION 3.08.                                        Additional Covenants Regarding British Virgin Islands Equity Interests and Australian Collateral.

(a)                           The Parent will cause each Grantor incorporated in the British Virgin Islands to, as soon as reasonably practicable (as a supplement to Section 7.12 of the International Credit Agreement), (i) annotate its register of members in accordance with the British Virgin Islands Business Companies Act 2004 (the “Companies Act”) in order to record that the International Pledged Collateral constituting an Equity Interest in such Grantor is subject to the Lien granted pursuant to this Agreement or the BVI Deed of Pledge, (ii) file the annotated register of members with the BVI registrar of corporate affairs; and (iii) make any other filings in the British Virgin Islands that are necessary or desirable in respect of any Lien granted by a Grantor incorporated in the British Virgin Islands.

(b)                           The Parent will cause each Grantor to, as soon as reasonably practicable (as a supplement to Section 7.12(b) of the International Credit Agreement), register with the applicable Governmental Authority for the jurisdiction in which such Property is located the Lien granted pursuant to this Agreement or any other International Loan Document on any real Property or personal Property located in Australia.

SECTION 3.09.                                        International Account Control Agreements.

Each Grantor will provide to the International Collateral Agent, International Account Control Agreements duly executed on behalf of each financial institution holding a deposit account, securities account or commodity account of such Grantor in accordance with the International Credit Agreement.

ARTICLE IV

Remedies

SECTION 4.01.                                        Pledged Collateral.

(a)                           Upon the occurrence and during the continuance of an Event of Default and with prior written notice to the International Borrower, the International Collateral Agent, on behalf of the International Secured Parties, shall have the right (in their sole and absolute discretion) to hold the Pledged Securities in their own names as pledgees, the name of their nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the International Collateral Agent.  Upon the occurrence and during the continuance of an Event of Default and with prior notice to the relevant Grantor, the International Collateral Agent shall at all times have the right to exchange the certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b)                           Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (c) of Section 3.05 shall cease, all such rights shall thereupon become vested in the International Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions, and all dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 3.05 shall be held in trust for the benefit of the International Collateral Agent, shall be segregated from other Property or funds of such Grantor and shall be promptly delivered to the International Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment).  Any and all money and other Property paid over to or received by the International Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the International Collateral Agent in an account to be established by the International Collateral Agent upon receipt of such money or other Property and shall be applied in accordance with the provisions of Section 4.03.  After all Events of Default have been cured or waived, the International Collateral Agent shall promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (c) of Section 3.05 and that remain in such account.

(c)                            Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a) of Section 3.05, and the obligations of the International Collateral Agent under paragraph (b) of Section 3.05, shall cease, and all such rights shall thereupon become vested in the International Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, however, that unless otherwise directed by the Required Lenders, the International Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default and the provision of the notice referred to above to permit the Grantors to exercise such rights.  To the extent the notice referred to in the first sentence of this paragraph (c) has been given, after all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a) of Section 3.05, and the International Collateral Agent shall again have the obligations under paragraph (b) of Section 3.05.

(d)                           Notwithstanding anything to the contrary contained in this Section 4.01, if a Bankruptcy Default shall have occurred and be continuing, the International Collateral Agent shall not be required to give any notice referred to in Section 3.05 or this Section 4.01 in order to exercise any of their rights described in said Sections, and the suspension of the rights of each of the Grantors under said Sections shall be automatic upon the occurrence of such Bankruptcy Default.

SECTION 4.02.                                        Uniform Commercial Code and Other Remedies.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the International Collateral Agent on written demand, and it is agreed that the International Collateral Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Collateral consisting of Intellectual Property, on written demand, to cause the Liens granted hereunder to become an assignment, transfer and conveyance of any of or all such Collateral (provided that such assignment, transfer or conveyance of any Collateral consisting of Trademarks includes an assignment, transfer or conveyance of the goodwill associated with such Trademarks) by the applicable Grantor to the International Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the International Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral without breach of the peace, and subject to the terms of any related lease agreement, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and (c) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code, whether or not the Uniform Commercial Code is in effect in the applicable jurisdiction, or other Requirement of Law.  Without limiting the generality of the foregoing, each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, the International Collateral Agent shall have the right, subject to the mandatory requirements of any Requirement of Law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange upon such commercially reasonable terms and conditions as it may deem necessary, for cash, upon credit or for future delivery as the International Collateral Agent shall deem appropriate.  The International Collateral Agent shall be authorized at any such sale (if it deems it necessary to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the International Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the Property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The International Collateral Agent shall give each applicable Grantor 10 days written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the International Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the International Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the International Collateral Agent may (in its sole and absolute discretion) determine.  The International Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The International Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the International Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the International Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any International Secured Party may bid for or purchase, free (to the extent permitted by any Requirement of Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by any Requirement of Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such International Secured Party from any Grantor as a credit against the purchase price, and such International Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such Property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the International Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the International Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the International Secured Obligations (other than contingent obligations) paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the International Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Until the Scheduled Maturity Date and each Grantor irrevocably makes, constitutes and appoints the International Collateral Agent (and all officers, employees or agents designated in writing by it) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  Upon the occurrence and during the continuance of an Event of Default, in the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the International Credit Agreement or to pay any premium in whole or part relating thereto, the International Collateral Agent may upon prior written notice to such Grantor, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the International Collateral Agent deem necessary.  All sums disbursed by the International Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand as provided in Section 11.3 of the International Credit Agreement, by the Grantors to the International Collateral Agent and shall be additional International Secured Obligations secured hereby.

SECTION 4.03.                                        Application of Proceeds.  The proceeds of any collection, sale, foreclosure or other realization upon any Collateral shall be applied in accordance with the Intercreditor Agreement and Section 2.12 of the International Credit Agreement.

SECTION 4.04.                                        Grant of License to Use Intellectual Property.  For the purpose of enabling the International Collateral Agent to exercise its rights and remedies in this Article IV at such time as the International Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the International Collateral Agent (until the termination of this Agreement and subject to Section 6.13) an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), subject in all respects to any Licenses to use, license or sublicense any of the Collateral consisting of know how, Patents, Copyrights and Trademarks, now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the International Collateral Agent may be exercised, at the option of the International Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license or sublicense entered into by the International Collateral Agent with a third party in accordance with this Section 4.04 shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default, except to the extent that such license or sublicense would invalidate or render unenforceable any such Grantor’s Intellectual Property.

SECTION 4.05.                                        Securities Act, Etc.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act or any similar statute hereafter enacted analogous in purpose or effect (the Securities Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the International Collateral Agent if it were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the International Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the International Collateral Agent may, with respect to any sale of such Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for its own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the International Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged

Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the International Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the International Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached.  The provisions of this Section 4.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the International Collateral Agent sells.

SECTION 4.06.                                        Intercreditor Agreement.  In the event of any conflict between any provision contained in this Article IV and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control and govern.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01.                                        Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under any Requirement of Law (but subject to Section 5.03), the International Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the International Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any Property of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any International Secured Party, the International Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the Fair Market Value of the Property so sold.

SECTION 5.02.                                        Contribution and Subrogation.  Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligation, or Property of any other Guarantor shall be sold pursuant to any International Security Document to satisfy any International Secured Obligation owed to any International Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the International Borrower as provided in Section 5.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the Fair Market Value of such Property, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 6.14, the date of the supplement hereto executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Guarantor under Section 5.01 to the extent of such payment.

SECTION 5.03.                                        Subordination.  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under any Requirement of Law or otherwise shall be fully subordinated to the International Secured Obligations until the Scheduled Maturity Date; provided that if any amount shall be paid to such Guarantors on account of such subrogation rights at any time prior to the Scheduled Maturity Date, such amount shall be held in trust for the benefit of the International Secured Parties and shall promptly be paid to the International Collateral Agent to be credited and applied against the International Secured Obligations, whether matured or unmatured, in accordance with Section 2.12 of the International Credit Agreement.  No failure on the part of the International Borrower or any Guarantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under any Requirement of Law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

ARTICLE VI

Miscellaneous

SECTION 6.01.                                        Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.11 of the International Credit Agreement.  All communications and notices hereunder to any International Loan Party shall be given to it in care of the Parent as provided in Section 11.11 of the International Credit Agreement.

SECTION 6.02.                                        Survival of Agreement.  Any indemnification or other protection provided to any Indemnitee pursuant to this Agreement shall (A) survive the termination of the Commitments and the payment in full of other International Secured Obligations and (B) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

SECTION 6.03.                                        Binding Effect; Execution in Counterparts; Entire Agreement.  This Agreement shall become effective when it shall have been executed by the International Borrower, the International Loan Parties, the Lenders, the Administrative Agent and the International Collateral Agent.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.  This Agreement embodies the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter hereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any International Loan Party and any of the Administrative Agent, the International

Collateral Agent, any Lender or any L/C Issuer or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect (other than the Fee Letter).

SECTION 6.04.                                        Successors and Assigns.  None of the International Loan Parties shall have the right to assign any rights or obligations hereunder or any interest herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any International Loan Party or the Agents that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.05.                                        Agents’ Expenses; Indemnity.

(a)                           The parties hereto agree that the Agents shall be entitled to reimbursement of their reasonable out-of-pocket expenses incurred hereunder as provided in Section 11.3 of the International Credit Agreement.

(b)                           Without limitation of its indemnification obligations under the other International Loan Documents, each International Loan Party agrees to indemnify the Agents and the other Indemnitees as provided in Section 11.3 of the International Credit Agreement.

(c)                            Any such amounts payable as provided hereunder shall be additional International Secured Obligations secured hereby and by the other International Security Documents.  The provisions of this Section 6.05 shall survive the Scheduled Maturity Date.

SECTION 6.06.                                        Agents Appointed Attorneys-in-Fact.

(a)                                 Until the Scheduled Maturity Date, each International Loan Party hereby appoints the Agents party hereto as the attorneys-in-fact of such International Loan Party for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Agreement and taking any action and executing any instrument that such Agents may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, such Agents shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in such Agents’ names or in the name of such Grantor (i) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (iii) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (iv) to send verifications of Accounts to any Account Debtor, (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (vii) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to such Agents, (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral (provided that any sale, assignment or transfer of Collateral consisting of Trademarks includes a sale, assignment or transfer of the goodwill associated with such Trademarks), (ix) to apply the proceeds of any International Secured Obligations as provided in Article IV, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiii) to change the address for delivery of mail addressed to such Grantor to such Address as such Agents may designate and to receive, open and dispose of all mail addressed to such Grantor and (ix) to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though such Agents were the absolute owners of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating such Agents to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by such Agents, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any Property covered thereby.  Such Agents and the International Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any International Loan Party for any act or failure to act hereunder, except for their own gross negligence, willful misconduct, fraud or bad faith.  The foregoing powers of attorney being coupled with an interest, are irrevocable until the Liens granted hereunder shall have terminated in accordance with the terms hereof.

(b)                           All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Agents hereunder, for the benefit of such Agents and the other International Secured Parties, under this Section 6.06 are solely to protect such Agents’ interests in the Collateral and shall not impose any duty upon such Agents or any other International Secured Party to exercise any such powers.

(c)                            Following the occurrence and continuance of an Event of Default, the Agents hereunder may, in such Agents’ own names or in the name of a nominee of such Agents, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such International Loan Parties, parties to contracts with the International Loan Parties and obligors in respect of Instruments of the Grantors to verify with such Persons, to such Agents’ reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles or other Receivables.

SECTION 6.07.                                        Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW IF SUCH PROVISIONS WOULD LEAD TO THE APPLICATION OF LAW OTHER THAN THE STATE OF NEW YORK.

SECTION 6.08.                                        Waivers; Amendment.

(a)                           No failure or delay by any Agent or any other International Secured Party in exercising any right or power hereunder or under any other International Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents and the other International Secured Parties hereunder and under the other International Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of this Agreement or consent to any departure by any International Secured Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the extension of the Scheduled Maturity Date shall not be construed as a waiver of any Default, regardless of whether the Agents or any other International Secured Party may have had notice or knowledge of such Default at the time.  Except as otherwise provided herein, no notice or demand on any International Loan Party in any case shall entitle any International Loan Party to any other or further notice or demand in similar or other circumstances.

(b)                           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the International Collateral Agent, the Administrative Agent and the International Loan Parties that are party hereto, subject to Section 11.1 of the International Credit Agreement.

SECTION 6.09.                                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR RELATED HERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  Each party hereto (a) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by the mutual waivers and certifications in this Section 6.09.

SECTION 6.10.                                        Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.11.                                        Counterparts.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

SECTION 6.12.                                        Jurisdiction; Consent to Service of Process.

(a)                           Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each of the parties hereto hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of the Administrative Agent or the International Collateral Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Administrative Agent or the International Collateral Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the International Loan Documents.  Each of the parties hereto hereby irrevocably waives, to the extent permitted by law, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b)                           Each of the parties hereto hereby irrevocably waives, to the extent permitted by law, personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address such party specified in Annex III to the International Credit Agreement (and shall be effective when such mailing shall be effective, as provided therein).  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                            Nothing contained in this Section 6.12 shall affect the right of the Administrative Agent, the International Collateral Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law.

SECTION 6.13.                                        Termination or Release.

(a)                           This Agreement, the guarantees made herein, the Liens granted hereunder and all other Liens granted hereby (including the licenses granted by the Grantors and the International Collateral Agent pursuant to Section 4.04) shall automatically terminate on the Scheduled Maturity Date.

(b)                           Any Grantor shall automatically be released from its obligations hereunder and the Liens created hereunder in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the International Credit Agreement as a result of which such Person ceases to be a Grantor under Section 2.01 or at such time as such Person becomes an Excluded Subsidiary or Immaterial Subsidiary.

(c)                            Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the International Credit Agreement to any Person that is not a Grantor, or, upon the effectiveness of any release of the Liens granted hereby in any Collateral pursuant to Section 4.2 of the Intercreditor Agreement or Section 10.10 of the International Credit Agreement, the Liens in such Collateral shall be automatically released, and the licenses granted by the Grantors and the International Collateral Agent pursuant to Section 4.04 shall be automatically terminated.

(d)                           In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the relevant Agents shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or representation or warranty by the relevant Agents (other than any representation and warranty that the relevant Agents have the authority to execute and deliver such documents) or any International Secured Party.  Without limiting the provisions of Section 6.05, the International Borrower shall reimburse the Agents upon written demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by them in connection with any action contemplated by this Section 6.13 as provided in Section 11.3 of the International Credit Agreement.

(e)                            At any time that the respective Grantor desires that any Agent take any action described in preceding paragraph (d) above, it shall, upon the reasonable request of such Agent, deliver to such Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c).  The Agents shall have no liability whatsoever to any International Secured Party as the result of any release of Collateral by it as permitted (or which any Agent in good faith believe to be permitted) by this Section 6.13.

SECTION 6.14.                                        Additional Guarantors and Grantors.

(a)                           If at any time the Parent elects that a Subsidiary become a Guarantor or Grantor, or any Person becomes a Subsidiary (other than an Excluded Subsidiary or Immaterial Subsidiary) of an International Loan Party after the date hereof, then the International Borrower will promptly (but in any event no later than 10 days after the occurrence of such event) notify Administrative Agent and the International Collateral Agent of that fact and cause such Subsidiary (the “New Subsidiary”) to execute and deliver to Administrative Agent and the International Collateral Agent a supplement in the form of Exhibit A hereto and comply with the following clause (b).

(b)                           Promptly on request and at any time from time to time, to the extent reasonably requested by Administrative Agent, such New Subsidiary shall, and the International Borrower shall cause such New Subsidiary to, take all such further actions and execute all such further documents and instruments that are necessary or, in the reasonable opinion of Administrative Agent or the International Collateral Agent, as applicable, desirable to cause such relevant Subsidiary to become a Grantor or Guarantor, as applicable, under this Agreement or evidence the binding nature of such obligations, including the delivery of the following together with any International Loan Documents delivered pursuant to clause (a): (i) certified copies of the Constituent Documents of such New Subsidiary, together with a good standing certificate (to the extent such concept is applicable in the relevant jurisdiction) from the Secretary of State or similar Governmental Authority of the jurisdiction of its incorporation, organization or formation and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent or the International Collateral Agent, as applicable, (ii) a certificate executed by the secretary or similar officer of such New Subsidiary as to (A) the fact that the attached resolutions of the governing body of such New Subsidiary approving and authorizing the execution, delivery and performance of such International Loan Documents are in full force and effect and have not been modified or amended and (B) the incumbency and signatures of the officers of such Subsidiary executing such International Loan Documents, and (iii) a favorable opinion of counsel to such New Subsidiary, in form and substance reasonably satisfactory to Administrative Agent, the International Collateral Agent and their counsel, as to (A) the due organization and good standing of such New Subsidiary, (B) the due authorization, execution and delivery by such New Subsidiary of such International Loan Documents, and (C) the enforceability of such International Loan Documents against such New Subsidiary.

(c)                            Upon execution and delivery by such New Subsidiary of a supplement in the form of Exhibit A hereto and the completion of such items referred to in clause (b), such New Subsidiary shall become a Grantor or Guarantor, as applicable, hereunder with the same force and effect as if originally named as a Grantor or Guarantor, as applicable, herein.  The execution and delivery of any such instrument shall not require the consent of any International Loan Parties hereunder.  The rights and obligations of each International Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor or Guarantor as a party to this Agreement.

SECTION 6.15.                                        Liens and Obligations Absolute.  Subject to Section 6.13 hereof, all rights of the International Collateral Agent hereunder, the Liens granted hereunder, the grant of the Liens on the Pledged Collateral and all obligations of each International Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the International Credit Agreement, any other International Loan Document, any agreement with respect to any of the International Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the International Secured Obligations, or any other amendment or waiver of or any consent to any departure from the International Credit Agreement, any other International Loan Document, or any other agreement or instrument (so long as the same are made in accordance with the terms of Section 11.1 of the International Credit Agreement), (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the International Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any International Loan Party in respect of the International Secured Obligations or this Agreement other than payment of the International Secured Obligations (other than contingent obligations), in full.

SECTION 6.16.                                        Effectiveness.  This Agreement shall become effective and binding on the Execution Date between the International Collateral Agent, the International

Borrower and the other Initial International Loan Parties, and as to each Subsequent International Loan Party, on the date of its execution and delivery of a counterpart hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS AND GUARANTORS

HILL INTERNATIONAL N.V.,
as International Borrower and Grantor

By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
	Title:	Authorized Signatory

HILL INTERNATIONAL, INC.,
as Parent, Grantor and Guarantor

By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
	Title:	Chairman and CEO

MYLCM SOLUTIONS, INC.,
as Grantor and Guarantor

By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
	Title:	Chairman and CEO

HILL INTERNATIONAL (NEW ENGLAND), INC.,
as Grantor and Guarantor

By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
	Title:	Chairman

SIGNATURE PAGE TO INTERNATIONAL GUARANTY AND SECURITY AGREEMENT

PCI GROUP, LLC,
as Grantor and Guarantor

By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
	Title:	Chairman

HILL INTERNATIONAL (MIDDLE EAST) LTD.,
as Grantor and Guarantor

By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
	Title:	Director

HILL INTERNATIONAL (UK) LIMITED,
as Grantor and Guarantor

By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
	Title:	Director

KNOWLES LIMITED,
as Grantor and Guarantor

By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
	Title:	Director

MCLACHLAN LISTER PTY LIMITED,
as Guarantor

By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
	Title:	Director

SIGNATURE PAGE TO INTERNATIONAL GUARANTY AND SECURITY AGREEMENT

AGENTS

SOCIÉTÉ GÉNÉRALE,

as Administrative Agent

By:	/s/ Richard O. Knowlton
	Name:	Richard O. Knowlton
	Title:	Managing Director

SOCIÉTÉ GÉNÉRALE,
as International Collateral Agent

By:	/s/ Richard O. Knowlton
	Name:	Richard O. Knowlton
	Title:	Managing Director

SIGNATURE PAGE TO INTERNATIONAL GUARANTY AND SECURITY AGREEMENT

Annex I
to International Guaranty and Security Agreement

GRANTORS

Grantor	Jurisdiction
Hill International, Inc.	Delaware
Hill International N.V.	The Netherlands
MyLCM Solutions, Inc.	California
Hill International (New England), Inc.	Massachusetts
PCI Group, LLC	Nevada
Hill International (Middle East) Ltd.	British Virgin Islands
Hill International (UK) Ltd.	United Kingdom
Knowles Ltd.	United Kingdom

GUARANTORS

Guarantor	Jurisdiction
Hill International, Inc.	Delaware
MyLCM Solutions, Inc.	California
Hill International (New England), Inc.	Massachusetts
PCI Group, LLC	Nevada
Hill International (Middle East) Ltd.	British Virgin Islands
Hill International (UK) Ltd.	United Kingdom
Knowles Ltd.	United Kingdom
McLachlan Lister Pty Ltd.	Australia
Hill International Engineering Consultancy, LLC	Oman
Binnington Copeland and Associates (Pty) Ltd.	South Africa
BCA Training (Pty) Ltd.	South Africa
Hill International (North Africa) Ltd.	Egypt
Hill International (Libya) Ltd.	Malta
Hill International Sp. z.o.o.	Poland
Hill International (Spain) S.A.	Spain
Hill International Brasil Participacoes Ltda	Brazil
Hill International de Mexico, S.A.	Mexico

Exhibit A
to International Guaranty and Security Agreement

SUPPLEMENT NO. [-] (this “Supplement”) dated as of [-], to the International Guaranty and Security Agreement dated as of September [-], 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “International Guaranty and Security Agreement”) among Hill International N.V., a Dutch limited liability company (the “International Borrower”), Hill International, Inc., a Delaware corporation (the “Parent”), each subsidiary of the U.S. Borrower from time to time party thereto as a guarantor, each subsidiary of the U.S. Borrower from time to time party thereto as a grantor, and Société Générale, in its capacities as administrative agent (the “Administrative Agent”) and collateral agent for the International Secured Parties (the “International Collateral Agent”).

A.                                    Reference is made to the Credit Agreement dated as of September [-], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “International Credit Agreement”), among the International Borrower, the Parent, certain International Loan Parties, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent and the International Collateral Agents.

B.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the International Credit Agreement or the International Guaranty and Security Agreement, as applicable.

C.                                    The International Loan Parties have entered into the International Guaranty and Security Agreement in order to induce the Lenders to make certain Loans to the International Borrower.  Section 6.14 of the International Guaranty and Security Agreement provides that certain additional Subsidiaries of the Parent may become Guarantors and Grantors under the International Guaranty and Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the International Credit Agreement to become a Guarantor and a Grantor under the International Guaranty and Security Agreement as consideration for, among other things, Loans previously made.

Accordingly, the Administrative Agent, the International Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 6.14 of the International Guaranty and Security Agreement, the New Subsidiary by its signature below becomes a [Grantor][and][Guarantor] under the International Guaranty and Security Agreement with the same force and effect as if originally named therein as a [Grantor][and][Guarantor] and the New Subsidiary hereby (a) agrees to all the terms and provisions of the International Guaranty and Security Agreement applicable to it as a [Grantor][and][Guarantor] thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the “date hereof” were to the date of this Supplement).  [In furtherance of the foregoing, the New Subsidiary, as security for the payment in full of the Guaranteed Obligations and the International Secured Obligations, does hereby create and grant to the International Collateral Agent, its successors and permitted assigns, for the ratable benefit of the International Secured Parties, their successors and permitted assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral] (1).  Each reference

(1)  Insert if entity shall become a Grantor.

to a [“Grantor” ][or ][a “Guarantor”] in the International Guaranty and Security Agreement shall be deemed to include the New Subsidiary.  The International Guaranty and Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the International Collateral Agent and the other International Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 3.  This Supplement shall become effective when it shall have been executed by the International Borrower, the International Loan Parties, the Lenders, the Administrative Agent and the International Collateral Agent.  This Supplement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Supplement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

[SECTION 4.  The New Subsidiary hereby represents and warrants to the Administrative Agent, the International Collateral Agent and the other International Secured Parties that as of the date hereof (a) Schedule I attached hereto correctly sets forth (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary, (ii) any and all Intellectual Property now owned by the New Subsidiary, (iii) the locations of Collateral owned by the New Subsidiary, (iv) the Deposit Accounts maintained by the New Subsidiary, (iv) Letter of Credit Rights and Chattel Paper of the New Subsidiary, and (v) any and all owned or lease real Property of the New Subsidiary and (b) set forth under its signature hereto, is the exact legal name (as such name appears on its certificate or articles of incorporation or formation) of the New Subsidiary and its jurisdiction of organization.] (2)

SECTION 5.  Except as expressly supplemented hereby, the International Guaranty and Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW IF SUCH PROVISIONS WOULD LEAD TO THE APPLICATION OF LAW OTHER THAN THE STATE OF NEW YORK.

SECTION 7.  In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions

(2)  Insert if entity shall become a Grantor.

with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.11 of the International Credit Agreement.  All communications and notices hereunder to any New Subsidiary shall be given to it in care of the Parent as provided in Section 11.11 of the International Credit Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Administrative Agent and the International Collateral Agent for their out-of-pocket expenses in connection with this Supplement as provided in Section 11.3 of the International Credit Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the New Subsidiary, the Administrative Agent and the International Collateral Agent have duly executed this Supplement to the International Guaranty and Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as International Collateral Agent

By:
Name:
Title:

Schedule I
to Supplement

to International Guaranty and Security Agreement

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

PLEDGED DEBT SECURITIES

[Follow format of Schedules III through VIII to the
International Guaranty and Security Agreement.]